Exhibit 99.1

Syntec Optics Holdings, Inc. (Nasdaq: OPTX) Reports Second Quarter 2024 Financial Results

Syntec achieves sequential revenue growth and returns to positive EBITDA and Earnings per Share.

ROCHESTER, NEW YORK, Aug. 14, 2024 — Syntec Optics Holdings, Inc. (“Syntec Optics” or the “Company”) (Nasdaq: OPTX), a leading provider of mission-critical products to advanced technology defense, biomedical, and communications equipment manufacturers, today reported financial results for the first quarter of 2024.

Second Quarter 2024 Financial Highlights

●	Net Sales of $7.01 million increased by 12% from $6.26 million in Q1 2024, and sales from products increased by 20% from $5.8 million in Q2 2023.

●	Adjusted EBITDA increased to $1.32 million from negative $0.67 million in Q1 2024.

●	Earnings per Share increased to $0.01 from negative $0.03 in Q1 2024.

Dean Rudy, CFO, said, “At the previous earnings call, we provided guidance for second quarter 2024 revenue to be between $6.4 and $7.0 million. I am excited to report that our revenues came in just above $7 million, as anticipated. The company ramps up space optics, data center connectivity products for increased Artificial Intelligence deployment, night vision optics and opto-mechanicals, mission-critical biomedical products, and other diverse new launches.”

Strong Order Momentum and End-Market Expansion:

●	Secured significant orders for space optics to continue growth in Low Earth Orbit (LEO) satellites. Satellite broadband could represent a significant portion of the $1 trillion global space economy by 2040.

●	Secured follow-up order for defense heads-up microdisplays and a new order for advanced technology – high-resolution, wide-field-of-view, innovative freeform prism subsystem that makes up high-brightness and high-contrast defense microdisplays for viewing vital information. The 2021 SPIE review valued the photonics-enabled defense marketplace at $343.6 billion.

●	Entered the high-growth data center market driven by the deployment of Artificial Intelligence, with the first product order forecasted to more than double to $3.2 million annually within a year. The data center market is expected to reach $622.4 billion by 2030.

Technological Leadership and Innovation:

●	Developed advanced optical solutions, including high-performance, disposable optics for biomedical imaging with a multi-angled, wider field of view and increased imaging detail. SPIE assessed the 2021 photonics-enabled biomedical marketplace as $201 billion in total revenues.

●	Demonstrated expertise in designing and manufacturing complex optical systems, such as high numerical aperture lens systems for digital night vision. These systems allow more light to reach the camera sensor, thus enabling better performance in low-light conditions. Such pioneering systems require Syntec’s high technical skills to architect and make the system.

●	Developed dedicated production cells to ramp volumes with high yield for space optics and data center connectivity. According to SPIE, one of the ten major end-markets in optics and photonics, communications was valued at nearly $43 billion in the global marketplace.

Operational Excellence and Strategic Growth:

●	Enhanced manufacturing capabilities to support increased production volumes and meet customer demands – launched process development for a fully automated high-volume production line to make disposable medical optics.

●	Implemented a strategic growth plan with executive changes to optimize organizational structure and focus on key priorities – Chairman Al Kapoor extended his role to CEO to oversee strategy and inorganic growth. At the same time, then-CEO Joe Mohr took the role of Chief Manufacturing Officer to focus on manufacturing excellence.

●	Strengthened financial leadership by appointing a new CFO to support the company’s growth trajectory.

Second Quarter 2024 Financial and Operating Results

The $7.01 million in net sales for the three months ending 2024 increased 12% compared to $6.3 million in Q1 2024. The overall sales decreased by 8.9% compared to $7.7 million in Q1 2023, but the sales from products increased by 20% as the company shifts from development to production ramp-up.

The decrease in net sales compared to the prior year is due to decreases in our custom tooling and non-recurring engineering revenue streams. Custom tooling revenue decreased by $0.8 million for the three months ended 2024 compared to 2023, and non-recurring engineering revenue decreased by $1.1 million for the three months ended 2024 compared to 2023. An increase in product sales revenue partially offset these decreases. For the three months ending June 2024, product revenue was $7.0M compared to $5.8M in 2023, a 20% increase.

The second quarter of 2024 adjusted EBITDA was $1.32 million for the three months ending 2024, compared to a negative $0.7 million adjusted EBITDA in the first quarter of 2024 and $1.8 million in 2023. The increase over the previous quarter was achieved by a reduction in accounting and production-related expenses. Contributing factors to the year-over-year decrease include a $0.2 million decrease in gross profit and an increase in general and administrative expenses to enable future product launches.

The Company ended the second quarter of 2024 with an unused $3.7 million line of credit, an unused $4.8 million equipment line of credit, and a paydown of 3.2% principal on other commercial bank lines.

Our net income for the three months ended in the second quarter of 2024 was $0.3 million, or $0.01 per share, up from negative $1.2 million or negative $0.03 per share for Q1 2024, and compared to $0.6 million, or $0.02 per share, for Q2 2023.

Guidance

Our recent increases in ongoing sales into the communications, medical, and defense industries are expected to accelerate in the third quarter, particularly within our space communications optics and datacom microlens arrays. As such, the third quarter 2024 revenue is expected to be in the range of $9.5 - $11.0 million.

We expect our gross margin to hold level or slightly improve based on the profitability of ramping up products. General and administrative costs are expected to increase modestly to enable ramped-up engineering, quality, and pilot production to support continued growth in the third quarter.

Looking to the fourth quarter, we anticipate continued strength from the communications and biomedical end-markets, with additional growth coming from defense-based product launches.

Our products are propelled by tailwinds as we move towards laser-based satellite communications versus radar-based for low latency, biomedical automation, defense equipment modernization, and on-shoring. Mission-critical products use proprietary techniques that provide an economic moat.

Lastly, we expect positive net income in the second half of the year, enabling further investments to energize our continued growth.

About Syntec Optics

Syntec Optics Holdings, Inc. (Nasdaq: OPTX), headquartered in Rochester, NY, is a provider of advanced technology products to diverse end-market equipment manufacturers in the United States. Operating for over two decades, Syntec Optics runs a state-of-the-art facility with extensive core capabilities of various optics manufacturing processes, both horizontally and vertically integrated, to provide a competitive advantage for mission-critical OEMs. Syntec Optics recently launched new products, including Low Earth Orbit (LEO) satellite optics, lightweight night vision goggle optics, biomedical equipment optics, and precision microlens arrays. To learn more, visit www.syntecoptics.com.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended, including certain financial forecasts and projections. All statements other than statements of historical fact contained in this press release, including statements as to the transactions contemplated by the business combination and related agreements, future results of operations and financial position, revenue and other metrics, planned products and services, business strategy and plans, objectives of management for future operations of Syntec Optics, market size, and growth opportunities, competitive position and technological and market trends, are forward-looking statements. Some of these forward-looking statements can be identified by the use of forward-looking words, including “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “targets,” “projects,” “could,” “would,” “continue,” “forecast” or the negatives of these terms or variations of them or similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors (some of which are beyond the control of Syntec Optics), which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements are based upon estimates, forecasts and assumptions that, while considered reasonable by Syntec Optics and its management, as the case may be, are inherently uncertain and many factors may cause the actual results to differ materially from current expectations which include, but are not limited to: 1) risk outlined in any prior SEC filings; 2) ability of Syntec Optics to successfully increase market penetration into its target markets; 3) the addressable markets that Syntec Optics intends to target do not grow as expected; 4) the loss of any key executives; 5) the loss of any relationships with key suppliers including suppliers abroad; 6) the loss of any relationships with key customers; 7) the inability to protect Syntec Optics’ patents and other intellectual property; 8) the failure to successfully execute manufacturing of announced products in a timely manner or at all, or to scale to mass production; 9) costs related to any further business combination; 10) changes in applicable laws or regulations; 11) the possibility that Syntec Optics may be adversely affected by other economic, business and/or competitive factors; 12) Syntec Optics’ estimates of its growth and projected financial results for the future and meeting or satisfying the underlying assumptions with respect thereto; 13) the impact of any pandemic, including any mutations or variants thereof and the Russian/Ukrainian or Israeli conflict, and any resulting effect on business and financial conditions; 14) inability to complete any investments or borrowings in connection with any organic or inorganic growth; 15) the potential for events or circumstances that result in Syntec Optics’ failure to timely achieve the anticipated benefits of Syntec Optics’ customer arrangements; and 16) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in prior SEC filings including registration statement on Form S-4 filed with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Syntec Optics does not give any assurance that Syntec Optics will achieve its expected results. Syntec Optics does not undertake any duty to update these forward-looking statements except as otherwise required by law.

For further information, please contact:

Sara Hart

Investor Relations

InvestorRelations@syntecoptics.com

SOURCE: Syntec Optics Holdings, Inc. (Nasdaq: OPTX)

SYNTEC OPTICS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

JUNE 30, 2024 AND DECEMBER 31, 2023

	2024 (unaudited)	2023
ASSETS

Current Assets
Cash	$830,479	$2,158,245
Accounts Receivable, Net	5,939,091	6,800,064
Inventory	7,501,090	5,834,109
Prepaid Expenses and Other Assets	302,134	359,443

Total Current Assets	14,572,794	15,151,861
Property and Equipment, Net	10,651,951	11,101,052
Deferred Income Taxes	283,104	-
Intangible Assets, Net	265,000	295,000
Total Assets	$25,772,849	$26,547,913

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts Payable	$2,574,836	$3,042,315
Accrued Expenses	1,197,066	1,071,257
Federal Income Tax Payable	51,966	370,206
Deferred Revenue	280,763	-
Line of Credit	6,263,863	6,537,592
Current Maturities of Debt Obligations	454,522	362,972

Total Current Liabilities	10,823,016	11,384,342

Long-Term Liabilities
Long-Term Debt Obligations	2,813,391	2,024,939
Deferred Income Taxes	-	74,890

Total Long-Term Liabilities	2,813,391	2,099,829

Total Liabilities	13,636,407	13,484,171

Commitments and Contingencies (Note 15)	-	-

Stockholder’s Equity
CL A Common Stock, Par value $.0001 per share; 121,000,000 authorized; 36,688,266 issued and outstanding as of June 30, 2024; 36,688,266 issued and outstanding as of December 31, 2023	3,669	3,669
Common Stock Value	3,669	3,669
Additional Paid-In Capital	1,927,204	1,927,204
Retained Earnings	10,205,569	11,132,869

Total Stockholder’s Equity	12,136,442	13,063,742
Total Liabilities and Stockholder’s Equity	$25,772,849	$26,547,913

SYNTEC OPTICS HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2024 AND 2023

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023

Net Sales	$7,006,000	$7,692,296	$13,261,908	$14,576,732

Cost of Goods Sold	4,831,673	5,315,662	10,380,138	10,488,396

Gross Profit	2,174,327	2,376,634	2,881,770	4,088,336

General and Administrative Expenses	2,015,783	1,609,270	4,130,326	3,127,232

Income (Loss) from Operations	158,544	767,364	(1,248,556)	961,104

Other Income (Expense)
Interest Expense, Including Amortization of Debt Issuance Costs	(167,242)	(131,562)	(327,109)	(261,583)
Other Income	319,623	49,056	338,972	49,807

Total Other Income (Expense), Net	152,381	(82,506)	11,863	(211,776)

Income (Loss) Before Provision for (Benefit) Income Taxes	310,925	684,858	(1,236,693)	749,328

Provision (Benefit) for Income Taxes	29,082	117,093	(309,393)	128,541

Net Income (Loss)	$281,843	$567,765	$(927,300)	$620,787

Net Income (Loss) per Common Share
Basic and diluted	$0.01	$0.02	$(0.03)	$0.02

Weighted Average Number of Common Shares Outstanding
Basic and diluted	36,688,266	31,600,000	36,688,266	31,600,000

SYNTEC OPTICS HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023

	2024	2023

Cash Flows From Operating Activities
Net (Loss) Income	$(927,300)	$620,787
Adjustments to Reconcile (Loss) Income to Net Cash (Used In)
Provided By Operating Activities:
Adjustments to Reconcile (Loss) Income to Net Cash (Used In) Provided By Operating Activities:
Depreciation and Amortization	1,385,606	1,404,552
Amortization of Debt Issuance Costs	4,387	4,825
Gain on Disposal of Property and Equipment	(309,000)	-
Change in Allowance for Expected Credit Losses	(24,395)	48,080
Change in Reserve for Obsolescence	291,576	(8,032)
Deferred Income Taxes	(357,994)	(461,514)
(Increase) Decrease in:
Accounts Receivable	885,368	(1,177,615)
Inventory	(1,958,557)	(942,781)
Prepaid Expenses and Other Assets	57,309	159,125
Increase (Decrease) in:
Accounts Payables and Accrued Expenses	(993,406)	773,821
Federal Income Tax Payable	(318,240)	449,245
Deferred Revenue	280,763	(282,845)

Net Cash (Used In) Provided By Operating Activities	(1,983,883)	587,648

Cash Flows From Investing Activities
Purchases of Property and Equipment	(254,767)	(828,299)
Proceeds from Disposal of Property and Equipment	309,000	-

Net Cash Provided By (Used in) Investing Activities	54,233	(828,299)

Cash Flows From Financing Activities
(Repayments) Borrowing on Line of Credit, Net	(273,729)	324,114
Borrowing on Debt Obligations	1,100,388	-
Repayments on Debt Obligations	(224,775)	(486,402)
Distributions	-	(62,065)

Net Cash Provided By (Used in) Financing Activities	601,884	(224,353)

Net Decrease in Cash	(1,327,766)	(465,004)

Cash - Beginning	2,158,245	526,182

Cash - Ending	$830,479	$61,178

Supplemental Cash Flow Disclosures:

Cash Paid for Interest	$276,809	$267,220

Cash Paid for Taxes	$537,510	$140,810

Supplemental Disclosures of Non-Cash Investing Activities:

Assets Acquired and Included in Accounts Payable and Accrued Expenses	$651,736	$22,364

NON-GAAP RECONCILIATION OF EBITDA

FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2024 AND 2023

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net (Loss) Income	$281,843	$567,765	$(927,300)	$620,787
Depreciation & Amortization	692,194	685,439	1,389,993	1,409,377
Interest Expenses	164,828	129,448	322,722	256,757
Taxes	29,082	117,093	(309,393)	128,541
Non-Recurring Items
Other Income - Sale of Equipment & Accessories	-	(10,068)	-	(10,068)
Discount Income	-	192	-	192
Non-Recurring Transaction Fees	-	158,056	25,265	158,056
Non-Recurring Contributions, Management Fees & Expenses	149,235	131,258	149,235	212,516
Adjusted EBITDA	$1,317,182	$1,779,183	$650,522	$2,776,158

Use of Non-GAAP Financial Measures

The Company provides non-GAAP financial measures, including EBITDA and Adjusted EBITDA, as a supplement to GAAP financial information to enhance the overall understanding of the Company’s financial performance and to assist investors in evaluating the Company’s results of operations, period over period. Adjusted non-GAAP measures exclude significant unusual items. Investors should consider these non-GAAP measures as a supplement to, and not a substitute for financial information prepared on a GAAP basis.

Non-GAAP Financial Measures

This Annual Report includes a non-GAAP measure that the Company uses to supplement our results presented in accordance with U.S. GAAP. EBITDA is defined as earnings before interest and other income, tax and depreciation and amortization. Adjusted EBITDA is calculated as EBITDA adjusted for non-recurring items, and business combination expenses. Adjusted EBITDA is a performance measure that we believe is useful to investors and analysts because it illustrates the underlying financial and business trends relating to our core, recurring results of operations and enhances comparability between periods.

Adjusted EBITDA is not a recognized measure under U.S. GAAP and is not intended to be a substitute for any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry. Investors should exercise caution in comparing our non-GAAP measure to any similarly titled measure used by other companies. This non-GAAP measure excludes certain items required by U.S. GAAP and should not be considered as an alternative to information reported in accordance with U.S. GAAP.

Adjusted EBITDA

The Company defines adjusted EBITDA, a non-GAAP financial measure, as net earnings (loss) before interest and other expenses, net, income tax expense, depreciation and amortization, as adjusted to exclude non-recurring items as outlined in our 10-Q. The Company utilizes adjusted EBITDA as an internal performance measure in the management of our operations because we believe the exclusion of these non-cash and non-recurring charges allows for a more relevant comparison of our results of operations to other companies in our industry and is in accordance with the Non-GAAP Financial Measures Compliance & Disclosure Interpretations (Reference Question 102.03).